UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2024

Ayala Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36138	84-1521955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 DEER PARK DRIVE, SUITE K-1 MONMOUTH JUNCTION, New Jersey	08852
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (732) 545-1590

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2024, upon the previously announced consummation of the transactions contemplated by that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of February 5, 2024, between Ayala Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Immunome, Inc. (“Purchaser”), Andres Guttierez, the Company’s Chief Medical Officer and Executive Vice President, departed the Company.

On March 27, 2024, the Company and Roy Golan, the Company’s Chief Financial Officer, agreed that Mr. Golan would depart the Company on June 25, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 3, 2024	AYALA PHARMACEUTICALS, INC.

	By:	/s/ Kenneth A. Berlin
President and Chief Executive Officer